Exhibit 10.1

AMENDMENT

THIS AMENDMENT to the Note (as defined below) (the “Amendment”) is entered into as of February 9, 2024 (the “Effective Date”), by and between Clearday, Inc., a Delaware corporation (the “Company”), and Mast Hill Fund, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain promissory note in the original principal amount of $756,000.00 dated on or around January 12, 2023 (as amended from time to time, the “Note”); and

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Parties hereby agree that the Holder shall fund an additional $100,000.00 to the Company under the Note, which shall result in an increase of $111,111.11 of principal to the Note (the “Note Additional Funding”).

2. In connection with the Note Additional Funding, the Company shall issue a common stock purchase warrant to the Holder on the Effective Date, a copy of which is attached hereto as Exhibit “A”, which shall be earned in full as of the Effective Date.

3. Section 4.6 of the Note shall apply to this Amendment.

4. This Amendment may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Clearday, Inc.		Mast Hill Fund, L.P.

By:	/s/ James Walesa	By:	/s/ Patrick Hassani
Name:	James Walesa	Name:	Patrick Hassani
Title:	Chief Executive Officer	Title:	Chief Investment Officer

Exhibit A

(see attached)